Exhibit 23.2


McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of independent accounting and consulting firms.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement of Patient Infosystems, Inc. on the Post Effective Amendment No. 1 to Form S-8 to be filed on or about November 5, 2004, of our report, dated February 13, 2004 on American CareSource Corporation, appearing in Form 8-K/A, dated March 15, 2004.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.




                                          /s/McGladrey & Pullen, LLP


Des Moines, Iowa
November 5, 2004